EXHIBIT 23.2
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                    Consent of Hacker, Johnson & Smith, P.A.









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                              Accountants' Consent


The Board of Directors
FPB Bancorp, Inc.
Port St. Lucie, Florida:

We consent to the use of our report dated February 4, 2002 relating to the consolidated balance sheets as of December 31, 2001 and 2000 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended, and to the use of our name under the caption of "experts," in the Registration Statement on Form SB-2 of FPB Bancorp, Inc.


/s/ Hacker, Johnson & Smith, P.A.
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HACKER, JOHNSON & SMITH, P.A.
Fort Lauderdale, Florida
April 4, 2002